UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 18, 2016
NEW JERSEY RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

New Jersey (State or other jurisdiction of incorporation)	001-08359 (Commission File Number)	22-2376465 (IRS Employer Identification No.)

1415 Wyckoff Road Wall, New Jersey		07719
(Address of principal executive offices)		(Zip Code)
(732) 938-1480
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On August 18, 2016, New Jersey Resources Corporation (the “Company”) issued and sold $50 million of the Company’s 3.20% Series 2016A Senior Notes due August 18, 2023 (“Series A Notes”) and $100 million of the Company’s 3.54% Series 2016B Senior Notes due August 18, 2026 (“Series B Notes,” and collectively, the “Notes”) to certain institutional investors in the private placement market pursuant to a Note Purchase Agreement, dated March 22, 2016 (“Note Purchase Agreement”). The Notes are guaranteed by certain unregulated subsidiaries of the Company. The Notes are unsecured. The proceeds of the Notes will be used for general corporate purposes, including working capital and capital expenditures.
A description of the Note Purchase Agreement can be found in Items 1.01 and 2.03 of the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on March 25, 2016, which is incorporated herein by reference.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW JERSEY RESOURCES CORPORATION
Date: August 18, 2016	By:	/s/ Patrick J. Migliaccio
Patrick J. Migliaccio
Senior Vice President and Chief Financial Officer